SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2013

Infusion Brands International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle

Clearwater, FL 33760

(Address of principal executive offices) (zip code)

(727) 230-1031

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2013, the Board of Directors (the “Board”) of Infusion Brands International, Inc. (the “Company”) accepted Robert DeCecco III’s resignation as Chairman. Mr. DeCecco remains the Company’s current President, Chief Executive Officer, and a Director. There were no disagreements or disputes between Mr. DeCecco and the Company which led to the resignation.

On February 18, 2013, the Board accepted Mary B. Mather’s resignation as Secretary and appointed Mrs. Mather as the Company’s Treasurer. Mrs. Mather remains the Company’s current Chief Financial Officer. There were no disagreements or disputes between Mrs. Mather and the Company which led to the resignation.

On February 18, 2013, the Board appointed Allen Clary as Secretary of the Company. Mr. Clary currently serves as the Company’s Chief Operating Officer and has served in this position since June 2011. He has also served in this capacity from July 2009 to May 2010 before pursuing and founding the personal productivity website jibidee.com. From 2005 to 2009, Allen held Senior Manager positions with Ideal Consulting and Tribridge, Inc. and was a General Manager of Fortis Software from 2003 to 2005. Mr. Clary holds an engineering degree from the University of Florida and an M.B.A. from the University of South Florida where he serves on the Advisory Board to the USF Center for Entrepreneurship and to the Tampa Bay Web Venture Entrepreneurs organization.

On February 18, 2013, the Board appointed Shad Stastney as Chairman and Chief Strategy Officer of the Company. In conjunction with his appointment, he entered into an at-will employment relationship with the Company. In consideration for his services, he will receive a base salary of $175,000 and will be recommended for grant(s) of stock options of the Company. Payment of this base salary is deferred until, and the date on which such options are to be awarded is, the later of (i) January 1, 2014, or (ii) the date on which the Company’s securities held by the Company’s principal shareholder, Vicis Capital Master Fund, have been redeemed in full. Mr. Stastney has executed a standard and customary non-disclosure and non-competition agreement in conjunction with the employment arrangement.

Mr. Stastney is the Chief Operating Officer and Head of Research for Vicis Capital, LLC, a company he jointly founded in 2004. Mr. Stastney also jointly founded Victus Capital Management LLC in 2001. From 1998 through 2001, Mr. Stastney worked with the corporate equity derivatives origination group of Credit Suisse First Boston, eventually becoming a Director and Head of the Hedging and Monetization Group, a joint venture between derivatives and equity capital markets. In 1997, he joined Credit Suisse First Boston's then-combined convertible/equity derivative origination desk. From 1994 to 1997, he was an associate at the law firm of Cravath, Swaine and Moore in New York, in their tax and corporate groups, focusing on derivatives. He graduated from the University of North Dakota in 1990 with a B.A. in Political Theory and History, and from the Yale Law School in 1994 with a J.D. degree focusing on corporate and tax law. Mr. Stastney is a director of China Hydro (NYSE:CHC), Master Silicone Carbide (PINK:MAST), China New Energy (PINK:CNER), Zurvita Holdings, Inc. (PINK:ZRVT), OptimizeRX (PINK:OPRX), Ambient (NASDAQ:AMBT), and netTALK.com (PINK:NTLK).

Mr. Stastney is a member of Vicis Capital, LLC, the investment advisor to Vicis Capital Master Fund, which is the beneficial owner of approximately 91.1% of the Company’s issued and outstanding common stock.

Item 9.01 Financial Statements and Exhibits

ExhibitNo.	Description
10.1	Letter Agreement by and between Infusion Brands International, Inc. and Shad Stastney dated as of February 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infusion Brands International, Inc.

Dated: March 18, 2013	By:	/s/ Mary Mather
Name: Mary Mather
Title: Chief Financial Officer